UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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SOLARWINDS CORPORATION

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SolarWinds Corporation
7171 Southwest Parkway
Building 400
Austin, Texas 78735
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2019
To the Stockholders of SolarWinds Corporation:
The annual meeting of stockholders for SolarWinds Corporation will be held on Thursday, May 16, 2019 at 9:00 a.m. Central Time. The annual meeting of stockholders will be a completely “virtual” meeting. You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/SWI2019 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.
The purposes of the meeting are:

1.	To elect four Class I directors named in the accompanying proxy statement (Proposal One);
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal Two);
3.	To transact such other business as may properly come before the annual meeting.
Our board of directors has fixed the close of business on March 22, 2019 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. This notice of annual meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders beginning on or about April 5, 2019.

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend the meeting, please promptly vote your shares either over the Internet, by telephone, or by mail so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2019 AT 9:00 A.M. CENTRAL TIME IN A LIVE WEBCAST AT www.virtualshareholdermeeting.com/SWI2019: THIS PROXY STATEMENT AND 2018 ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com.

By order of the Board of Directors,
Kevin B. Thompson
President, Chief Executive Officer and Director
Austin, Texas
Date: April 5, 2019

SolarWinds Corporation
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on May 16, 2019

SOLARWINDS CORPORATION
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(512) 682-9300
PROXY STATEMENT
FOR THE
2019 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement is furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held virtually at www.virtualshareholdermeeting.com/SWI2019 on Thursday, May 16, 2019 at 9:00 a.m. Central Time. On April 5, 2019, we began mailing to stockholders of record a Notice of Internet Availability of Proxy Materials, or Notice, or a full set of the proxy materials for our annual meeting, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, or the 2018 Annual Report, and an accompanying proxy card.
In this proxy statement, “Company,” “we,” “us” and “our” refer to SolarWinds Corporation and its consolidated subsidiaries. The term “Silver Lake Funds” refers to Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., and SLP Aurora Co-Invest, L.P., and the term “Silver Lake” refers to Silver Lake Group, L.L.C., the ultimate general partner of the Silver Lake Funds. The term “Thoma Bravo Funds” refers to Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P., Thoma Bravo Fund XII, L.P., Thoma Bravo Fund XII-A, L.P., Thoma Bravo Executive Fund XI, L.P., Thoma Bravo Executive Fund XII, L.P., Thoma Bravo Executive Fund XII-a, L.P., Thoma Bravo Special Opportunities Fund II, L.P. and Thoma Bravo Special Opportunities Fund II-A, L.P., and the term “Thoma Bravo” refers to Thoma Bravo, LLC, the ultimate general partner of the Thoma Bravo Funds. The term “Sponsors” refers collectively to Silver Lake and Thoma Bravo, together with the Silver Lake Funds and the Thoma Bravo Funds and, as applicable, their co-investors. The term “Lead Sponsors” refers collectively to the Silver Lake Funds, the Thoma Bravo Funds and their respective affiliates.
Why am I receiving these materials?
You have received these proxy materials because our board of directors, or Board, is soliciting your proxy to vote your shares at the annual meeting of the stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement, which meeting will take place through a live webcast, by visiting www.virtualshareholdermeeting.com/SWI2019. However, you do not need to attend the meeting through the webcast to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to vote by proxy over the telephone or through the Internet prior to the annual meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are permitted to furnish our proxy materials to our stockholders over the Internet by delivering the Notice in the mail to notify our stockholders that such materials are available. As a result, most of our stockholders have not been provided a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and the 2018 Annual Report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.
How can I attend the annual meeting?
The meeting will be held virtually on Thursday, May 16, 2019 at 9:00 a.m. Central Time, through a live webcast on the website www.virtualshareholdermeeting.com/SWI2019. You will need to enter the company number and the control number included on your proxy card or in the instructions that accompany your proxy materials to enter the virtual meeting.
Who is entitled to vote?
Holders of our common stock at the close of business on March 22, 2019 are entitled to vote. March 22, 2019 is referred to as the “record date.”

To how many votes is each share of common stock entitled?
Holders of common stock are entitled to one vote per share. On the record date, there were 309,951,474 shares of our common stock outstanding and entitled to vote.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, to be a “stockholder of record.” The Notice or a printed copy of our proxy materials has been or will be sent directly to you.
If your shares are held in a brokerage account or by a bank or other holder of record, then your shares are held in “street name” and you are considered the “beneficial owner” of those shares. In this case, the Notice or a printed copy of our proxy materials has been or will be sent to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account. You are also invited to attend the annual meeting via live webcast on the website: www.virtualshareholdermeeting.com/SWI2019. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other holder of record.
How do I vote?
If you are a stockholder of record, you may vote at the annual meeting, vote by proxy using the enclosed proxy card and return envelope, or vote by proxy over the telephone or through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting via webcast, even if you have already voted by proxy.

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By Internet. To vote by proxy through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number included on the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on May 15, 2019, the day prior to the annual meeting.

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By telephone. To vote by proxy over the telephone, dial toll-free, 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number included on the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on May 15, 2019, the day prior to the annual meeting.

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By mail. To vote using the enclosed proxy card, simply complete, sign, date, and return it promptly in the envelope provided. To be counted, we must receive your signed proxy card by 11:59 p.m. Eastern Time on May 15, 2019, the day prior to the annual meeting.

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At the annual meeting. To vote virtually during the live webcast of the annual meeting, please follow the instructions for attending and voting at the annual meeting posted at  www.virtualshareholdermeeting.com/SWI2019. You will need the company number and control number included on the enclosed proxy card. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the annual meeting

If you hold shares in street name through a bank, broker or other holder of record, please refer to the Notice or other information forwarded by your bank, broker or other holder of record to see which voting options are available to you. To vote virtually during the live webcast of the annual meeting, you must obtain a valid proxy from your bank, broker or other holder of record. Follow the instructions from your bank, broker or other holder of record, included with these proxy materials, or contact your bank, broker or other holder of record to request a proxy form.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. If you are a record holder, you may do this by:

•	submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	sending a timely written notice of revocation to Corporate Secretary, SolarWinds Corporation, 7171 Southwest Parkway, Building 400, Austin, Texas 78735; or

•	attending the annual meeting and voting virtually during the live webcast.

If you hold shares in street name, you may do this by:

•	submitting new voting instructions in the manner provided by your bank, broker or other holder of record; or

•	obtaining a “legal proxy” from your bank, broker or other holder of record in order to vote your shares virtually at the annual meeting.
Please note that simply attending the meeting will not, by itself, revoke your proxy.
How many votes are needed to hold the annual meeting?
The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the annual meeting will constitute a quorum. If a quorum is present, we can hold the annual meeting and conduct business. If a quorum is not present, we may adjourn the annual meeting to solicit additional proxies.
On what items am I voting?
You are being asked to vote on two items:

•	the election of four Class I directors nominated by the Board and named in the proxy statement to serve a term of three years until our 2022 annual meeting of stockholders (Proposal One); and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal Two).
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?
With respect to the election of each of the nominees for director, you may:

•	vote FOR the election of the director nominee; or

•	vote WITHHOLD with respect to the election of the director nominee.
The four nominees for director receiving the most FOR votes shall be elected to the Board. A properly executed proxy marked WITHHOLD as to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes are not votes cast and will not be counted in determining the outcome of the election of directors.
What happens if a nominee is unable or unwilling to stand for election?
If a nominee is unable or unwilling for good cause to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or

•	designate a substitute nominee.
If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election or unwilling for good cause will be voted for the substitute nominee.
How may I vote for the ratification of the appointment of our independent registered public accounting firm, and how many votes must the proposal receive to pass?
With respect to the proposal to ratify the appointment of our independent registered public accounting firm, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.
The ratification of the appointment of our independent registered public accounting firm must receive the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal. We do not expect there to be any broker non-votes on this proposal.

How does the board of directors recommend that I vote?
The Board recommends a vote:

•	FOR each of the director nominees; and

•	FOR the ratification of the appointment of our independent registered public accounting firm.
What happens if I do not give specific voting instructions?
If you either:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. See the section entitled “Other Matters” below.
If I hold my shares in a brokerage account, what happens if I do not provide voting instructions to my broker?
If your shares are held in street name through a broker and you do not provide voting instructions to your broker, your broker will have discretion to vote your shares only on “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm described in Proposal Two. Proposal One in this proxy statement is considered a “non-routine matter.” If the broker that holds your shares does not receive instructions from you on how to vote your shares, your broker will not have the authority to vote your shares on Proposal One. Therefore, if you do not submit voting instructions, your broker may exercise its discretion to vote your shares on Proposal Two and your shares will constitute “broker non-votes” with respect to Proposal One, and will have no effect on the election of directors.
We encourage you to provide instructions to your brokerage firm through one of the voting methods they have provided. This action ensures your shares will be voted at the meeting in accordance with your wishes.
How are broker non-votes and abstentions treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. With respect to the various proposals:

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Proposal One: Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” with respect to a nominee’s election and thus will not be counted in determining the outcome of the election of directors.

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Proposal Two: Abstentions will be counted towards the vote total and will have the same effect as votes against this proposal. The approval of Proposal Two is a routine matter on which a broker is generally empowered to vote. Accordingly, no broker non-votes will likely result from this proposal.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions to the broker that holds your shares by carefully following the instructions provided by your broker.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain a separate copy of the proxy materials?
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, if you have elected to receive a full set of the proxy materials by mail, we deliver a single copy of this proxy statement and the 2018 Annual Report, to stockholders of record who have the same address unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure reduces our printing costs and postage fees.
If you participate in householding, upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you wish to receive a separate copy of this proxy statement and the 2018 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-866-540-7095. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this proxy statement and the 2018 Annual Report, or if you hold our common stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. as indicated above.
If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of the Notice, this proxy statement or the 2018 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
How can I submit a proposal for the 2020 annual meeting?
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2020 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, stockholder proposals must be submitted in accordance with Rule 14a-8 and received by us not later than December 6, 2019. Stockholder proposals received after the close of business on December 6, 2019 would be untimely. Stockholder proposals must be in writing and received by the deadline described above at our principal executive offices at SolarWinds Corporation, 7171 Southwest Parkway, Building 400, Austin, Texas 78735, Attention: Corporate Secretary. If we do not receive a stockholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2020 annual meeting.
Requirements for Stockholder Proposals or Director Nominations to Be Brought Before the 2020 Annual Meeting of Stockholders. Notice of any proposal or director nomination that you intend to present at the 2020 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2020 annual meeting of stockholders, must be delivered to our Corporate Secretary by mail at 7171 Southwest Parkway, Building 400, Austin, Texas 78735, Attention: Corporate Secretary not less than 90 days nor more than 120 days in advance of the anniversary of our 2019 annual meeting. In addition, to be properly brought before the annual meeting your notice must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that you intend to present at the 2020 annual meeting of stockholders. Our bylaws are available on the “Investors” portion of our website at www.solarwinds.com or may be obtained by writing to our Corporate Secretary. Such requests and all notices of proposals and director nominations by stockholders should be sent to SolarWinds Corporation, 7171 Southwest Parkway, Building 400, Austin, Texas 78735, Attention: Corporate Secretary.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
General
Our Board is currently comprised of ten directors and is divided into three classes with staggered three-year terms. The Board currently has four directors in Class I, three directors in Class II and three directors in Class III. The term of office of our Class I directors, Kevin B. Thompson, William Bock, Seth Boro and Kenneth Hao, will expire at this year's annual meeting of stockholders. The term of office of our Class II directors, Catherine R. Kinney, James Lines and Jason White, will expire at the 2020 annual meeting. The term of office of our Class III directors, Michael Bingle, Paul J. Cormier and Michael Hoffmann, will expire at the 2021 annual meeting. There are no family relationships between any of our directors or executive officers.
Nominees for Election as Class I Directors at the Annual Meeting
Listed below are this year’s nominees for election to the Board as Class I directors. Each of the director nominees has consented to be named in this proxy statement and to serve if elected. If elected, each nominee will serve for a term of three years expiring at the 2022 annual meeting of stockholders or until a successor has been duly elected and qualified or until the nominee’s earlier death, resignation or removal. The age of each director is as of the date of this proxy statement.

Name	Age	Positions and Offices Held with Company	Director Since
Kevin B. Thompson	53	President, Chief Executive Officer and Director	February 2016
William Bock	68	Director	October 2018
Seth Boro	43	Director	October 2015
Kenneth Hao	50	Director	February 2016
Kevin B. Thompson is our President and Chief Executive Officer. He has served as our President since January 2009 and our Chief Executive Officer since March 2010. He previously served as our Chief Financial Officer and Treasurer from July 2006 to March 2010 and our Chief Operating Officer from July 2007 to March 2010. Prior to joining the Company, Mr. Thompson was Chief Financial Officer of Surgient, Inc., a privately held software company, from November 2005 until March 2006 and was Senior Vice President and Chief Financial Officer at SAS Institute, a privately held business intelligence software company, from August 2004 until November 2005. From October 2000 until August 2004, Mr. Thompson served as Executive Vice President and Chief Financial Officer of Red Hat, Inc. (NYSE: RHT), an enterprise software company. Mr. Thompson holds a B.B.A. from the University of Oklahoma. Mr. Thompson has served on the board of directors of BlackLine, Inc. (Nasdaq: BL) since September 2017 and has served on the board of directors of Instructure, Inc. (NYSE: INST) since November 2016. He previously served on the board of directors of NetSuite, Inc. (NYSE: N) prior to its acquisition by Oracle Corporation and on the board of directors of Barracuda Networks, Inc. (NYSE: CUDA). We believe that Mr. Thompson’s financial and business expertise, his extensive experience working with software and other technology companies and his daily insight into corporate matters as principal executive officer of the Company make him well-qualified to serve as a director.
William Bock has served on our board of directors since October 2018. Mr. Bock has served as a board director and advisor for a number of technology companies since his retirement from Silicon Laboratories Inc., or Silicon Labs (NASDAQ: SLAB), in 2016. Mr. Bock, previously, served as President of Silicon Labs from 2013 to 2016 and as Chief Financial Officer and Senior Vice President of Silicon Labs from 2006 to 2011. From 2001 to 2006, Mr. Bock participated in the venture capital industry, principally as a partner with CenterPoint Ventures. Before his venture career, Mr. Bock held senior executive positions with three venture-backed companies, Dazel Corporation, Tivoli Systems and Convex Computer Corporation. Mr. Bock began his career with Texas Instruments. Mr. Bock currently serves on the board of directors of Silicon Labs and is Board Chairman of SailPoint Technologies (NYSE: SAIL). He previously served on the board of directors of Convio (NASDAQ:CNVO), Entropic Communications (NASDAQ: ENTR) and Borderfree, Inc. (NASDAQ: BRDR). Mr. Bock also serves on the boards of directors of several private technology companies. Mr. Bock holds a B.S. in computer science from Iowa State University and a M.S. in industrial administration from Carnegie Mellon University. Our board of directors believes that Mr. Bock’s extensive board and industry experience and overall knowledge of our business qualify him to serve as a director.
Seth Boro has served on our board of directors since February 2016. Mr. Boro has served as a Managing Partner at Thoma Bravo since 2013. He joined Thoma Bravo at its founding in 2007 and became a Partner in 2011, serving in that capacity until becoming a Managing Partner in 2013. Prior to that time, Mr. Boro served in roles with a predecessor of Thoma Bravo since 2005. Mr. Boro previously was with the private equity firm Summit Partners and with Credit Suisse. Mr. Boro currently serves on the board of directors of several software and technology service companies in which certain investment funds advised by Thoma

Bravo hold an investment, including Barracuda Networks, Inc., ConnectWise Parent, LP, Compuware Corporation, DigiCert, Inc., Dynatrace LLC, Hyland Software Inc., Imperva, Inc., Kofax Limited, LogRhythm, Inc., McAfee, Inc., Qlik Technologies Inc., Riverbed Technology, Inc., and Veracode, Inc. Mr. Boro also previously served on the board of directors of other cybersecurity companies, including Blue Coat Systems, Inc., Entrust Inc., SailPoint Technologies Holdings, Inc. (NYSE: SAIL), SonicWall, Inc. and Tripwire, Inc. Mr. Boro received his M.B.A. from the Stanford Graduate School of Business and is a graduate of Queen’s University School of Business (Canada), where he received a Bachelor of Commerce degree. Our board of directors believes that Mr. Boro’s board and industry experience and overall knowledge of our business qualify him to serve as a director.
Kenneth Hao has served on our board of directors since February 2016. Mr. Hao is currently a Managing Partner and Managing Director of Silver Lake, which he joined in 2000. Mr. Hao currently serves as a director on the boards of directors of Silver Lake portfolio companies ServiceMax, Inc., SMART Global Holdings, Inc. and Symantec Corporation. Previously, he served as a director of Broadcom Inc. (formerly Avago Technologies Ltd.), SMART Storage Systems, Inc. (acquired by SanDisk Corporation), NetScout Systems, Inc. (Nasdaq: NTCT), UGS Corp. (acquired by Siemens AG), Network General Corporation (acquired by NetScout), and Certance Holdings (a division of Seagate Technology PLC acquired by Quantum Corporation). Prior to joining Silver Lake, Mr. Hao was with Hambrecht & Quist (now part of JP Morgan Chase & Co.) from 1990 to 1999, where he served as a Managing Director. Mr. Hao also serves on the Executive Council for UCSF Health. Mr. Hao graduated from Harvard College with an A.B. in Economics. Our board of directors believes that Mr. Hao’s board and industry experience and overall knowledge of our business qualify him to serve as a director.
Required Vote and Recommendation of the Board for Proposal One
You may vote “FOR,” or “WITHHOLD” on this proposal. The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions and broker non-votes are not votes cast and will not be counted in determining the outcome of the election of directors.
Our nominating and corporate governance committee has recommended, and our Board has approved, Kevin B. Thompson, William Bock, Seth Boro and Kenneth Hao as nominees for election as Class I directors at the annual meeting. If elected, Messrs. Thompson, Bock, Boro and Hao will serve as Class I directors until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified.
Our Board recommends that you vote FOR Messrs Thompson, Bock, Boro and Hao.
Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the annual meeting is furnished below. The ages of each director are as of the date of this proxy statement.

Name	Age	Positions and Offices Held with Company	Director Since
Mike Bingle	47	Director	February 2016
Paul J. Cormier	61	Director	October 2018
Michael Hoffmann	33	Director	October 2018
Catherine R. Kinney	67	Director	October 2018
James Lines	62	Director	February 2016
Jason White	38	Director	February 2016
Class II Directors (Terms Expire in 2020)
Catherine R. Kinney has served on our board since October 2018. Ms. Kinney has over 35 years of experience in securities regulation and management. Ms. Kinney retired from NYSE Euronext in March 2009, having served as the president and co-chief operating officer from 2002 to 2008. From 2007 to 2009, she served in Paris, overseeing global listings, marketing and branding and served as part of the integration team following the merger of The New York Stock Exchange and Euronext in April 2007. Ms. Kinney joined the NYSE in 1974 and held management positions with responsibility for several divisions, which include client relations from 1996 to 2007, trading floor operations and technology from 1987 to 1996 and regulation from 2002 to 2004. Ms. Kinney currently serves on the boards of directors of MetLife, Inc. (NYSE: MET), MSCI Inc. (NYSE: MSCI) and QTS Realty Trust, Inc. (NYSE: QTS). Ms. Kinney previously served as a director of NetSuite Inc. (NYSE: N). Ms. Kinney holds a Bachelor of Arts degree from Iona College and completed the Advanced Management Program at Harvard Business School. Ms. Kinney has also received honorary degrees from Georgetown University, Fordham University and Rosemont College. Our board of directors believes that Ms. Kinney’s financial and industry experience and overall knowledge of our business qualify her to serve as a director.
James Lines has served on our board of directors since February 2016. Since 2002, he has been an Operating Partner for Thoma Bravo and is now a Senior Operating Partner. Mr. Lines’ prior experience includes service in various financial management capacities at affiliates of AMR Corporation (American Airlines), including as Chief Financial Officer of The SABRE Group; as Senior Vice President and Chief Financial Officer of ITI Marketing Services, a private tele-services firm backed by Golder, Thoma, Cressey, Rauner; and as Executive Vice President and Chief Financial Officer of United Surgical Partners, an international operator of surgery centers and hospitals. He currently serves on the board of directors of several other software and technology service companies in which Thoma Bravo holds an investment, including ABC Financial Services, LLC, Compuware Corporation, DigiCert Inc., Dynatrace LLC, Hyland Software, Inc., Imprivata, Inc., Qlik Technologies, Inc., and Riverbed Technology, Inc. Mr. Lines earned a B.S. in electrical engineering from Purdue University and an M.B.A. from Columbia University. Our board of directors believes that Mr. Lines’s management, financial and industry experience and overall knowledge of our business qualify him to serve as a director.
Jason White has served on our board of directors since February 2016. Mr. White is currently a Managing Director of Silver Lake, which he joined in 2006. Prior to joining Silver Lake, Mr. White worked in the Media & Communications Investment Banking Group and the Equity Products Group at Morgan Stanley. Mr. White currently serves as a director on the boards of directors of Ancestry.com LLC, Blackhawk Network Holdings, Inc. and SMART Global Holdings, Inc. Previously, Mr. White served as a director of SMART Storage Systems, Inc. (acquired by SanDisk Corporation). Mr. White graduated Phi Beta Kappa from Princeton University with a B.S.E. in Operations Research & Financial Engineering. Our board of directors believes that Mr. White’s board and industry experience and overall knowledge of our business qualify him to serve as a director.
Class III Directors (Terms Expire in 2021)
Mike Bingle has served on our board of directors since February 2016. Mr. Bingle is currently a Managing Partner and Managing Director of Silver Lake, which he joined in 2000. Prior to joining Silver Lake, Mr. Bingle was a principal at Apollo Management, L.P., then a large-scale, generalist private equity firm. Prior to Apollo, he worked in the Investment Banking Division of Goldman, Sachs & Co. Mr. Bingle serves on the boards of directors of Ancestry.com LLC, Blackhawk Network Holdings, Inc., Credit Karma, Inc., Fanatics, Inc., and Social Finance, Inc. (SoFi). He also serves on the Board of Visitors of Duke University’s School of Engineering, as a trustee of Brunswick School and as a member of the Council on Foreign Relations. Previously, Mr. Bingle was a director of Ameritrade Holding Corp., Datek Online Holdings, Inc., Gartner, Inc., Gerson Lehrman Group, Inc., Interactive Data Corporation, IPC Systems, Inc., Instinet, Inc., Mercury Payment Systems and Virtu Financial, Inc. Mr. Bingle received a B.S.E. in Biomedical Engineering from Duke University. Our board of directors believes that Mr. Bingle’s board and industry experience and overall knowledge of our business qualify him to serve as a director.
Paul J. Cormier has served on our board since October 2018. Mr. Cormier previously served on our board of directors from July 2014 until the Take Private in February 2016. Mr. Cormier has served as President, Products and Technologies of Red Hat, Inc. (NYSE: RHT) since April 2008 and as Executive Vice President of Red Hat since May 2001. Mr. Cormier has also held senior executive positions with BindView Development Corporation, a network management software company, Netect Internet Software Company, a network security vendor and AltaVista Internet Software, Inc., a web portal and internet services company. He has served on the board of directors of Hortonworks, Inc. (NASDAQ: HDP) since October 2011 and Cloudera, Inc. (NYSE: CLDR) since January 2019. Mr. Cormier holds a B.S. in business administration from Fitchburg State College and an M.S. in software development and management from the Rochester Institute of Technology. Our board of directors believes that Mr. Cormier’s board and industry experience and overall knowledge of our business qualify him to serve as a director.
Michael Hoffmann has served on our board of directors since October 2018. Mr. Hoffmann has served as a Principal at Thoma Bravo since January 2018 and joined Thoma Bravo as a Vice President in August 2014. Mr. Hoffmann was previously an associate with the private equity firm Providence Equity Partners from 2010 to 2012. Prior to Providence Equity Partners, Mr. Hoffmann was an investment banking analyst with Citigroup Global Markets Inc. from 2008 to 2010. Mr. Hoffmann received his M.B.A. from the Stanford Graduate School of Business and graduated with an A.B. in Economics from Harvard University. Mr. Hoffmann also serves on the board of directors of ConnectWise Parent, LP, Empirix Holdings I, Inc. and Riverbed Technology, Inc. Our board of directors believes that Mr. Hoffmann’s board and industry experience and overall knowledge of our business qualify him to serve as a director.

CORPORATE GOVERNANCE
Board of Directors
Our business and affairs are managed under the direction of our board of directors. Currently, our board of directors consists of ten persons, nine of whom qualify as “independent” under the listing standards of the NYSE. The number of directors is fixed by our board of directors, subject to the terms of our third amended and restated certificate of incorporation, or charter, amended and restated bylaws, or bylaws, and amended and restated stockholders’ agreement, or stockholders’ agreement.
Certain Sponsor Rights
We have a valuable relationship with our Sponsors, who acquired us in February 2016 in a take private transaction, or the Take Private. As of March 22, 2019, the Sponsors beneficially owned in the aggregate 88.8% of our common stock.  Our Sponsors have certain voting and director nomination rights under the stockholders’ agreement.
Pursuant to the terms of the stockholders’ agreement, the Sponsors are entitled to nominate members of our board of directors as follows:

•
so long as the Silver Lake Funds own, in the aggregate, (i) at least 20% of the aggregate number of outstanding shares of common stock immediately following the consummation of our initial public offering, or IPO, affiliates of Silver Lake will be entitled to nominate three directors, (ii) less than 20% but at least 10% of the aggregate number of outstanding shares of common stock immediately following the consummation of our IPO, affiliates of Silver Lake will be entitled to nominate two directors, and (iii) less than 10% but at least 5% of the aggregate number of outstanding shares of common stock immediately following the consummation of our IPO, affiliates of Silver Lake will be entitled to nominate one director; and

•
so long as the Thoma Bravo Funds and their co-investors own, in the aggregate, (i) at least 20% of the aggregate number of outstanding shares of common stock immediately following the consummation of our IPO, affiliates of Thoma Bravo will be entitled to nominate three directors, (ii) less than 20% but at least 10% of the aggregate number of outstanding shares of common stock immediately following the consummation of our IPO, affiliates of Thoma Bravo will be entitled to nominate two directors, and (iii) less than 10% but at least 5% of the aggregate number of outstanding shares of common stock immediately following the consummation of our IPO, affiliates of Thoma Bravo will be entitled to nominate one director.

Pursuant to the stockholders’ agreement, Messrs. Boro, Hoffmann and Lines were elected as the initial designees of affiliates of Thoma Bravo and Messrs. Bingle, Hao and White were elected as the initial designees of affiliates of Silver Lake. As of March 22, 2019, each the Silver Lake Funds and the Thoma Bravo Funds and their co-investors continued to own more than 20% of the aggregate number of outstanding shares of common stock immediately following the consummation of our IPO and, accordingly, retain their right to nominate three directors under the stockholders’ agreement. Of the Class I director nominees up for election at the annual meeting, Mr. Boro is the designee of affiliates of Thoma Bravo and Mr. Hao is the designee of affiliates of Silver Lake.
For additional information regarding the terms of the stockholders’ agreement see “Certain Relationships and Related Party Transactions—Stockholders Agreement.”
Board Leadership
Our corporate governance guidelines do not require the separation of our Chairman of the Board and Chief Executive Officer positions. Currently, our Chief Executive Officer serves as Chairman of the Board. The Board has also appointed Catherine R. Kinney as Lead Independent Director. The Lead Independent Director acts as chairperson of the executive sessions of the independent directors of the Board. Following an executive session of independent directors, the Lead Independent Director acts as a liaison between the independent directors and the Board regarding any specific feedback or issues. Our Lead Independent Director also provides management with input regarding schedule and agenda items for Board and committee meetings and the information to be provided to the independent directors in performing their duties. In addition, each of the committees of the Board is chaired by an independent director.
The Board believes that having our Chief Executive Officer as the Chairman of the Board and a Lead Independent Director currently provides the most efficient and effective leadership model for the Company. Specifically, the balance of powers among our Chairman of the Board, our Lead Independent Director and our independent committee chairs facilitates the active participation of our independent directors and enables our Board to provide more effective oversight of management.

Risk Oversight
Our Board is responsible for overseeing our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function primarily through our nominating and corporate governance committee. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our nominating and corporate governance committee is responsible for our general risk management strategy, monitoring and assessing the most significant risks facing us and overseeing the implementation of risk mitigation strategies by management. Our nominating and corporate governance committee also monitors and assesses the effectiveness of our corporate governance guidelines and our policies, plans and programs relating to cyber and data security and legal and regulatory risks associated with our products and business operations.
Our audit committee and compensation committee are also responsible for overseeing certain risks related to their responsibilities. Specifically, our audit committee receives reports from management, the internal audit team, and the Company’s independent registered public accounting firm relating to financial risks. Our compensation committee monitors and evaluates whether any of our compensation policies and programs have the potential to encourage unnecessary risk-taking.
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance or reporting levels.
Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership” above.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, and may have such other committees as our board of directors may establish from time to time. The composition and responsibilities of each of the committees of our board of directors is described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Pursuant to the terms of the stockholders’ agreement, any new committees of our board of directors will include at least one director nominated by Silver Lake and at least one director nominated by Thoma Bravo, as long as each of Silver Lake and Thoma Bravo is still then entitled to nominate at least one director, respectively, and such additional members as determined by our board of directors, with exceptions for requirements of law and stock exchange rules. The charters for our audit committee, compensation committee and nominating and corporate governance committee are available on the “Investors” portion of our website at www.solarwinds.com.
Audit Committee
Our audit committee consists of Messrs. Bock and Lines and Ms. Kinney. Our board of directors has determined that Mr. Bock and Ms. Kinney each satisfies the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the NYSE, and each member of the audit committee satisfies the requirements for financial literacy under the applicable rules and regulations of the SEC and listing standards of the NYSE. We plan to rely on the applicable phase-in period to satisfy the independence requirements of the NYSE with respect to our audit committee.  Mr. Bock serves as the chair of our audit committee. Mr. Bock qualifies as an “audit committee financial expert” as defined in the rules of the SEC and satisfies the financial expertise requirements under the listing standards of the NYSE. Our audit committee is, among other things, responsible for:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related-party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee
Our compensation committee consists of Messrs. Bock, Boro and Hao, and Mr. Bock serves as the chair of our compensation committee. Because we are a controlled company under the Sarbanes-Oxley Act and the rules of the NYSE, we are not required to have a compensation committee composed entirely of independent directors. In addition, the compensation committee may delegate to the Chief Executive Officer the authority to make grants of equity-based compensation to certain eligible individuals who are not executive officers within established guidelines.
Our compensation committee is, among other things, responsible for:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Bingle and Cormier and Ms. Kinney, and Ms. Kinney serves as the chair of our nominating and corporate governance committee. Because we are a controlled company under the Sarbanes-Oxley Act and rules of the NYSE, we are not required to have a nominating and corporate governance committee composed entirely of independent directors.
Our nominating and corporate governance committee is, among other things, responsible for:

•	identifying and recommending candidates for membership on our board of directors, in accordance with the terms and requirements of the stockholders’ agreement;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers;

•	overseeing the process of evaluating the performance of our board of directors;

•	overseeing our general risk management strategy; and

•	assisting our board of directors on corporate governance matters.
Director Independence
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that all of our directors (other than Mr. Thompson) do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors (other than Mr. Thompson) is “independent” as that term is defined under the listing standards of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence and eligibility to serve on the committees of our board of directors, including the transactions involving them described in “Certain Relationships and Related Party Transactions.”
Communications to the Board of Directors
Stockholders and any other interested parties may communicate with the members of the Board, with individual directors, including our Lead Independent Director, or with any group of directors, including our independent directors, by sending a letter to our Corporate Secretary at 7171 Southwest Parkway, Building 400, Austin, Texas 78735 or general_counsel@solarwinds.com. The Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the Board or to the identified director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.

Director Nomination Procedures
The nominating and corporate governance committee has the responsibility for reviewing and recommending to the Board the Company’s candidates for director positions in accordance with the terms and requirements of the stockholders’ agreement. The nominating and corporate governance committee, in evaluating Board candidates, considers factors such as professional background and skills, personal character, values and discipline, ethical standards, diversity and other outside commitments, all in the context of an assessment of the needs of the Board at the time. The Committee’s objective is to maintain a Board of individuals of the highest personal character, integrity and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. The nominating and corporate governance committee considers diversity in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of a global technology business.
The nominating and corporate governance committee will consider director candidates recommended by stockholders in the same manner and using the same criteria as used for any other director candidate. The nominating and corporate governance committee also may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating and corporate governance committee, a stockholder must submit a recommendation in writing to our Corporate Secretary at 7171 Southwest Parkway, Building 400, Austin, Texas 78735, and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time that the person has owned the shares;

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director;

•	the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected; and

•
any other information about the stockholder and the candidate that would be required if the stockholder provided notice to the Company of its intent to nominate the director candidate pursuant to Section 3.16 of our bylaws.

The nominating and corporate governance committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of the Board.
For a candidate to be considered by the nominating and corporate governance committee for nomination to the Board at an upcoming annual meeting, a stockholder recommendation must be received by our Corporate Secretary not later than 90 days nor earlier than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.
The nominating and corporate governance committee annually reviews with the Board the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity; and to constructively challenge management through their active participation and questioning. In particular, the nominating and corporate governance committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s businesses.
Our stockholders’ agreement provides the Sponsors with certain nomination rights. See “—Certain Sponsor Rights” above for more information regarding these rights.
Board and Annual Meetings Attendance
During 2018, our Board held six meetings, our audit committee held three meetings, our compensation committee held three meetings and our nominating and governance committee held one meeting. During 2018, each current director attended (i) 83% or more of the aggregate of the total number of Board meetings held during the period of such member’s service and (ii) 100% of the total number of meetings of committees on which such member served, during the period of such member’s service.
Directors are encouraged, but not required, to attend our annual stockholder meetings. We completed our IPO in October 2018 and did not have an annual meeting of our stockholders as a public company in 2018.

Security Ownership of Certain Beneficial Holders and Management
The following table sets forth information regarding ownership of our common stock as of March 22, 2019, the record date, by (a) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of common stock, (b) each of our directors and nominees for director, (c) each of our named executive officers and (d) all directors and executive officers as a group.
Beneficial ownership in this table is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after March 22, 2019, as well as shares issuable upon the vesting of restricted stock units held by the respective person or group that will vest within 60 days after March 22, 2019. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days after March 22, 2019 and restricted stock units that will vest within 60 days after March 22, 2019 are included for that person or group (but the stock options or restricted stock units of any other person or group are not included). For each person and group included in the table, percentage ownership is based on the number of shares of our common stock outstanding as of March 22, 2019.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Named Executive Officers and Directors:
Kevin B. Thompson(1)	2,801,806	*
J. Barton Kalsu(2)	576,474	*
David Gardiner(3)	529,887	*
Michael Bingle	—	—
William Bock	—	—
Seth Boro	—	—
Paul J. Cormier	—	—
Kenneth Hao	—	—
Michael Hoffmann	—	—
Catherine R. Kinney	—	—
James Lines(4)	55,005	*
Jason White	—	—
All executive officers and directors as a group (15 persons)(5)	4,885,447	1.6%
5% Stockholders:
Thoma Bravo Funds(6)	112,129,318	36.2%
Silver Lake Funds(7)	137,663,721	44.4%
Thoma Bravo Co-Investors(8)
AlpInvest Partners(9)	5,550,955	1.8%
HarbourVest Partners(10)	8,326,431	2.7%
Hermes USA Investors Venture II LP(11)	1,110,191	*
Howard Hughes Medical Institute(12)	555,095	*
Lexington Co-Investment Holdings III L.P.(13)	2,775,478	*
NB Alternatives Advisers LLC(14)	5,550,952	1.8%
Prudential(15)	1,665,286	*

*	Represents beneficial ownership of less than 1%.

(1)
Includes 765,500 shares of restricted stock subject to vesting conditions that will not vest within 60 days of March 22, 2019, as well as 206,946 shares of common stock held by Mr. Thompson’s children. Mr. Thompson may be deemed to have shared voting and investment power with respect to all of the shares of restricted stock held by his children.

(2)	Includes 195,500 shares of restricted stock subject to vesting that will not vest within 60 days of March 22, 2019.

(3)	Includes 230,000 shares of restricted stock subject to vesting that will not vest within 60 days of March 22, 2019.

(4)	Includes 20,000 shares of restricted stock subject to vesting that will not vest within 60 days of March 22, 2019.

(5)
Includes (a) with respect to Jason W. Bliss, 163,200 shares of restricted stock subject to vesting conditions that will not vest within 60 days of March 22, 2019; (b) with respect to Woong Joseph Kim, 192,500 shares of restricted stock subject to vesting conditions that will not vest within 60 days of March 22,

2019; and (c) with respect to John Pagliuca, 158,000 shares of restricted stock subject to vesting conditions that will not vest within 60 days of March 22, 2019.

(6)
Includes 36,562,330 shares of common stock held directly by Thoma Bravo Fund XI, L.P., 18,362,505 shares of common stock held directly by Thoma Bravo Fund XI-A, L.P., 18,086,468 shares of common stock held directly by Thoma Bravo Fund XII, L.P., 15,995,183 shares of common stock held directly by Thoma Bravo Fund XII-A, L.P., 806,600 shares of common stock held directly by Thoma Bravo Executive Fund XI, L.P., 177,001 shares of common stock held directly by Thoma Bravo Executive Fund XII, L.P., 157,280 shares of common stock held directly by Thoma Bravo Executive Fund XII-a, L.P., 14,798,030 shares of common stock held directly by Thoma Bravo Special Opportunities Fund XII, L.P., and 7,183,921 shares of common stock held directly by Thoma Bravo Special Opportunities Fund XII-A, L.P. Thoma Bravo Partners XI, L.P., or TB Partners XI, is the general partner of each of Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P., Thoma Bravo Special Opportunities Fund II, L.P., Thoma Bravo Special Opportunities Fund II-A, L.P. and Thoma Bravo Executive Fund XI, L.P. Thoma Bravo Partners XII, L.P., or TB Partners XII, is the general partner of each of Thoma Bravo Fund XII, L.P., Thoma Bravo Fund XII-A, L.P., Thoma Bravo Executive Fund XII, L.P. and Thoma Bravo Executive Fund XII-a, L.P. Thoma Bravo is the general partner of each of TB Partners XI and TB Partners XII. By virtue of the relationships described in this footnote, Thoma Bravo may be deemed to exercise shared voting and dispositive power with respect to the shares held by the Thoma Bravo Funds. The principal business address of the entities identified herein is c/o Thoma Bravo, LLC,150 North Riverside Plaza, Suite 2800, Chicago, Illinois 60606.

(7)
Consists of 97,209,272 shares of common stock held directly by Silver Lake Partners IV, L.P., the general partner of which is Silver Lake Technology Associates IV, L.P. (“SLTA IV”), the general partner of which is SLTA IV (GP), L.L.C. (“SLTA GP IV”); 1,597,754 shares of common stock held directly by Silver Lake Technology Investors IV, L.P., the general partner of which is SLTA IV; and 38,856,695 shares of common stock held directly by SLP Aurora Co-Invest, L.P., the general partner of which is SLP Denali Co-Invest GP, L.L.C., the managing member of which is Silver Lake Technology Associates III, L.P., the general partner of which is SLTA III (GP), L.L.C. (“SLTA GP III”). Silver Lake Group, L.L.C. (“SLG”) is the managing member of each of SLTA GP IV and SLTA GP III. The address of each of the entities identified in this footnote is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(8)
By virtue of the amended and restated stockholders’ agreement, Thoma Bravo may be deemed to exercise voting and dispositive power with respect to the shares held by the stockholders listed below. Thoma Bravo disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest, if any.

(9)
Includes 66,611 shares of common stock held directly by AlpInvest GA Co C.V., 4,596,192 shares of common stock held directly by AlpInvest Partners Co-Investments 2014 I C.V., 744,938 shares of common stock held directly by AlpInvest Partners Co-Investments 2014 II C.V. and 143,214 shares of common stock held directly by AM 2014 Co C.V. Ultimate voting and dispositive power with respect to the shares held by the foregoing entities is exercised by AlpInvest Partners B.V. The principal business address for each of the entities identified herein is Jachthavenweg 118, 1081 KJ Amsterdam, the Netherlands.

(10)
Includes 333,057 shares of common stock held directly by HarbourVest 2015 Global Fund L.P., 499,586 shares of common stock held directly by HarbourVest Global Annual Private Equity Fund L.P., 1,387,738 shares of common stock held directly by HarbourVest Partners IX-Buyout Fund L.P., 333,057 shares of common stock held directly by HarbourVest Partners X AIF Buyout L.P., 777,134 shares of common stock held directly by HarbourVest Partners X Buyout Fund L.P., 555,095 shares of common stock held directly by Meranti Fund L.P., 555,095 shares of common stock held directly by NPS Co-Investment (A) Fund L.P. and 3,885,669 shares of common stock held directly by SMRS-TOPE LLC. Ultimate voting and dispositive power with respect to the shares held by the foregoing entities is exercised by HarbourVest Partners, LLC. The principal business address of each of the entities identified herein is One Financial Center, 44th Floor, Boston, MA 02111.

(11)
Includes 1,110,191 shares of common stock held directly by Hermes USA Investors Venture II LP. Ultimate voting and dispositive power with respect to the shares held by Hermes USA Investors Venture II LP is exercised by Hermes GPE LLP, acting in its capacity as manager of such stockholder. The principal business address for the stockholder is c/o Hermes GPE LLP.

(12)
Howard Hughes Medical Institute (“HHMI”) is a nonprofit Delaware corporation qualified under 501(c)(3) of the Code and has no stockholders or beneficial owners. Voting and dispositive power with respect to the shares held by HHMI is exercised by Landis Zimmerman, as Chief Investment Officer. The principal business address of HHMI is 4000 Jones Bridge Road, Chevy Chase, MD 20815.

(13)
Includes 2,775,478 shares of common stock held directly by Lexington Co-Investment Holdings III, L.P. CIP Partners III, L.P. is the general partner of Lexington Co-Investment Holdings III, L.P. CIP Partners GP III LLC is the general partner of CIP Partners III, L.P. Lexington Partners L.P. is the managing member of CIP Partners GP III LLC. Lexington Partners Advisors GP L.L.C. is the general partner of Lexington Partners L.P. Lexington Partners Advisors Holdings L.P. is the sole member of Lexington Partners Advisors GP L.L.C. Lexington Partners Advisors Holdings GP L.L.C. is the general partner of Lexington Partners Advisors Holdings L.P. Ultimate voting and dispositive power of Lexington Partners Advisors Holdings GP L.L.C. is exercised by Brent R. Nicklas who disclaims beneficial ownership of the shares. The principal business address of the stockholder is 660 Madison Avenue, 23rd Floor, New York, NY 10065

(14)
Includes 444,076 shares of common stock held directly by NB Crossroads XX - MC Holdings LP, 166,528 shares of common stock held directly by NB Crossroads XXI - MC Holdings LP, 111,019 shares of common stock held directly by NB - Iowa’s Public Universities LP, 388,566 shares of common stock held directly by NB PEP Holdings Limited, 111,019 shares of common stock held directly by NB RP Co-Investment & Secondary Fund LLC, 111,019 shares of common stock held directly by NB Sonoran Fund Limited Partnership, 3,330,573 shares of common stock held directly by NB Strategic Co-Investment Partners II Holdings LP, 111,019 shares of common stock held directly by NB Wildcats Fund LP, 222,038 shares of common stock held directly by Neuberger Berman Insurance Fund Series Interests of the SALI Multi-Series Fund L.P. and 555,095 shares of common stock held directly by TfL Trustee Company Limited as Trustee of the TfL Pension Fund. Ultimate voting and dispositive power with respect to the shares held by the foregoing entities is exercised by NB Alternatives Advisers LLC. The principal business address for each of the entities identified herein is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.

(15)
Includes 832,643 shares of common stock held directly by The Prudential Insurance Company of America and 832,643 shares of common stock held directly by the Prudential Legacy Insurance Company of New Jersey. Ultimate voting and dispositive power with respect to the shares held by the foregoing entities is exercised by Prudential Financial, Inc. The principal business address for each of the entities identified herein is 751 Broad Street, Newark, New Jersey 07102.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock, or reporting persons, to file reports of ownership and changes in ownership of our common stock with the SEC. Based solely on our review of such reports received or written representations from certain our reporting persons during 2018, we believe that all reporting persons complied with all applicable reporting requirements in 2018.

Code of Business Ethics and Conduct
Our board of directors has adopted a code of business conduct and ethics for all employees, including our Chief Executive Officer and President, Chief Financial Officer, and other executive and senior financial officers. The code of business ethics and conduct and our corporate governance guidelines are available on the “Investors” portion of our website at www.solarwinds.com. To the extent and in the manner required by applicable rules of the SEC and NYSE, we intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in “Executive Compensation,” the following is a description of each transaction since January 1, 2018, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or is expected to exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Registration Rights
We entered into the registration rights agreement on February 5, 2016, with certain of our stockholders. The following description of the terms of the registration rights agreement is intended as a summary only and is qualified by reference to the registration rights agreement filed as an exhibit to our annual report on Form 10-K.
Demand Registration Rights
Pursuant to the registration rights agreement, the holders of a majority of the outstanding Registrable Securities (as defined therein, and which term includes shares of our common stock held by the Silver Lake Funds and the Thoma Bravo Funds), or the Initiating Holders, are entitled to request an unlimited number of Demand Registrations (as defined therein), so long as a registration under the registration rights agreement was not effected in the preceding 90 days. The holders of Registrable Securities are also entitled to certain shelf registration rights.
Piggyback Registration Rights
If at any time we propose to register the offer and sale of shares of our common stock under the Securities Act (other than pursuant to a Demand Registration or a Shelf Registration under the registration rights agreement or a registration on Form S-4, Form S-8 or any successor form), then we must notify the holders of Registrable Securities of such proposal to allow them to include a specified number of their shares of our common stock in such registration, subject to certain marketing and other limitations.
Restrictions
Pursuant to the registration rights agreement, we have agreed to not publicly sell or distribute any securities during the period beginning on the date of the notice of the requested demand registration and ending 90 days after the first effective date of any underwritten registration effected pursuant to the registrations described below (except pursuant to registrations on Form S-4, Form S-8 or any successor form).

Amended and Restated Stockholders’ Agreement
We are party to an amended and restated stockholders’ agreement, or the stockholders’ agreement with the Sponsors, as well as other investors named therein. The stockholders’ agreement, as further described below, contains specific rights, obligations and agreements of these parties as owners of our common stock. In addition, the amended and restated stockholders’ agreement contains provisions related to the composition of our board of directors and its committees, which are discussed under “Corporate Governance—Certain Sponsor Rights” and “Corporate Governance—Committees of the Board of Directors.” The following description of the terms of the stockholders’ agreement is intended as a summary only and is qualified by reference to the amended and restated stockholders’ agreement filed as an exhibit to our annual report on Form 10-K.
Voting Agreement
Under the stockholders’ agreement, the Sponsors have agreed to take all necessary action, including casting all votes to which such stockholders are entitled to cast at any annual or special meeting of stockholders, to ensure that the composition of the board of directors complies with (and includes all of the nominees in accordance with) the provisions of the stockholders’ agreement related to the composition of our board of directors and its committees, which are discussed under “Corporate Governance—Certain Sponsor Rights” and “Corporate Governance—Committees of the Board of Directors.”
Silver Lake and Thoma Bravo Approvals
Under the stockholders’ agreement and subject to our charter and bylaws and applicable law, for so long as the Sponsors collectively own at least 30% of the aggregate number of outstanding shares of our common stock immediately following the consummation of our IPO, the following actions by us or any of our subsidiaries would require the prior written consent of each of the Silver Lake Funds and the Thoma Bravo Funds so long as each are entitled to nominate at least two directors to our board of directors. The actions include:

•	change in control transactions;

•	acquiring or disposing of assets or entering into joint ventures with a value in excess of $300.0 million;

•	incurring indebtedness in an aggregate principal amount in excess of $300.0 million;

•	initiating any liquidation, dissolution, bankruptcy or other insolvency proceeding involving the Company or any of our significant subsidiaries;

•	increasing or decreasing the size of our board of directors; and

•	terminating the employment of our chief executive officer or hiring a new chief executive officer.
Transfer Restrictions
Under the stockholders’ agreement, each of our Sponsors has agreed, subject to certain limited exceptions, not to sell, pledge, assign, encumber or otherwise transfer or dispose any of our common stock during the three year period following the consummation of our IPO without the consent of the Silver Lake Funds and the Thoma Bravo Funds, as applicable, for so long as the Sponsors own at least 25% of the common stock that they own upon the consummation of our IPO or, if earlier, the third anniversary of the effective date of the amended and restated stockholders’ agreement.
Under the stockholders’ agreement, our management is also subject to customary transfer restrictions which require compliance with the terms of the stockholders’ agreement, the Securities Act and any applicable state securities laws. Additionally, our employees at the level of group vice president and above are subject to certain transfer restrictions following the IPO. Under the stockholders’ agreement, such employees are allowed to sell: (i) for the first year following the IPO, only the same proportion of shares as sold by the Sponsors, and (ii) for the second and third years following the IPO, only the greater of (A) one third of their shares and (B) the same proportion of shares as sold by the Sponsors. However, the Sponsors have granted a waiver to this transfer restriction that will permit such employees to sell up to 15% of their aggregate equity holdings in each one-year period subsequent to the IPO under Rule 10b5-1 trading plans approved by the Company.
Indemnification
Under the stockholders’ agreement, we will agree, subject to certain exceptions, to indemnify the Sponsors and various respective affiliated persons from certain losses arising out of the indemnified persons’ investment in, or actual, alleged or deemed control or ability to influence, us.
Corporate Opportunities
The stockholders’ agreement contains a covenant that requires our charter to provide for a renunciation of corporate opportunities presented to the Sponsors and their respective affiliates and the directors nominated by Silver Lake and the directors nominated by Thoma Bravo to the maximum extent permitted by Section 122(17) of the Delaware General Corporation Law, as amended, or the DGCL.
Management Fee Agreement
On February 5, 2016, we entered into a management fee agreement with Silver Lake Management Company IV, L.L.C., or Silver Lake Management, Thoma Bravo, and Thoma Bravo Partners XI, L.P., or Thoma Bravo Partners, and collectively, the Managers, pursuant to which the Managers provide business and organizational strategy and financial and advisory services. Under the management fee agreement, we pay to the Managers quarterly payments of $2.5 million in the aggregate, plus fees for certain corporate transactions in the Managers’ discretion. Each payment of fees under the management fee agreement is allocated among the Managers as follows: 50% to Silver Lake Management, 40.73% to Thoma Bravo and 9.27% to Thoma Bravo Partners. We also reimburse each of the Managers for all out-of-pocket costs incurred in connection with activities under the management fee agreement, and we have agreed to indemnify the Managers and their respective related parties from and against all losses, claims, damages and liabilities related to the performance of the obligations under the management fee agreement. The management fee agreement terminated upon the consummation of our IPO in October 2018 and no future payments are required.
For the year ended December 31, 2018, we paid management fees of $4.1 million, $3.3 million and $0.8 million to Silver Lake Management, Thoma Bravo and Thoma Bravo Partners, respectively.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a formal written policy providing that our audit committee will be responsible for reviewing “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our capital stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The audit committee of our Board has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the 2019 fiscal year and will present such appointment to the stockholders for ratification at the annual meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to respond to questions from stockholders and will be given the opportunity to make a statement if so desired.
Stockholder ratification of the audit committee’s appointment of PricewaterhouseCoopers LLP is not required by our organizational documents or applicable law. However, the audit committee and the Board believe it is a good corporate governance practice to request stockholder ratification of the audit committee’s appointment of PricewaterhouseCoopers LLP and will take your vote on the proposal into consideration when appointing our independent registered public accounting firm in the future. If the appointment of PricewaterhouseCoopers LLP is not ratified by you, the audit committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Required Vote and Recommendation of the Board for Proposal Two
You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. To be approved by our stockholders, this proposal must receive a “FOR” vote by a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal.
Our Board recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019.
Audit and Non-Audit Fees
PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years ended December 31, 2018 and 2017. In addition to performing the audit of our consolidated financial statements, PricewaterhouseCoopers LLP also provides various other services to us. Fees paid to PricewaterhouseCoopers LLP for services provided during these years are presented below.

	2018	2017
Audit Fees	$1,980,000	$785,000
Audit-Related Fees	—	—
Tax Fees	380,129	346,957
Other Fees	975	975
Total	$2,361,104	$1,132,932
Audit Fees. Audit fees relate to professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, fees associated with ASC 606 implementation, accounting consultations related to audit services and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings both domestically and internationally.
Tax Fees. Tax fees include services for tax compliance and research, tax advice, exam assistance, tax planning and technical tax advice.
Other Fees. Other fees consist of fees for accounting research software.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform audit services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval.
All services provided by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2018 and December 31, 2017 were pre-approved by the Audit Committee.
Our Audit Committee has reviewed the fees and services described above, and believes that such fees and services are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, and/or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.
The Audit Committee of our Board is responsible for, among other things, reviewing with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In connection with the 2018 audit, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2018;

•
discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the Public Company Accounting Oversight Board standards, including Auditing Standard No. 1301, “Communications with Audit Committee”; and

•
received from and discussed with PricewaterhouseCoopers LLP the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on the review and discussions described in the preceding bullet points, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
William Bock (Chair)
Catherine R. Kinney
James Lines

EXECUTIVE OFFICERS
Set forth below is the name, age, and position of each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Kevin B. Thompson	53	President and Chief Executive Officer
J. Barton Kalsu	51	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
David Gardiner	43	Executive Vice President, Core IT
Jason W. Bliss	44	Executive Vice President, General Counsel and Secretary
Woong Joseph Kim	40	Executive Vice President, Engineering and Chief Technology Officer
John Pagliuca	42	Executive Vice President & General Manager, MSP
Kevin B. Thompson—For biographical information, see “Proposal One—Election of Directors—Nominees for Election as Class I Directors at the Annual Meeting.”
J. Barton Kalsu has served as our Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer since April 2016. He served as our Executive Vice President, Finance and Chief Accounting Officer from October 2013 to April 2016 and served as our Chief Accountant and Senior Vice President, Finance, from November 2011 to October 2013. Mr. Kalsu joined the Company as Chief Accountant and Vice President, Finance in August 2007. Prior to joining the Company, Mr. Kalsu worked for JPMorgan Chase Bank as Vice President, Commercial Banking, from June 2005 until August 2007. From April 2002 until June 2005, Mr. Kalsu worked for Red Hat, Inc. as Senior Director of Finance. Mr. Kalsu serves on the board of directors of EP Energy Corporation (NYSE: EPE). Mr. Kalsu previously served on the board of directors of Athlon Energy Inc. (Nasdaq: ATHL) prior to its acquisition by Encana Corporation. He holds a B.S. in Accounting from Oklahoma State University.
David Gardiner has served as our Executive Vice President, Core IT since January 2018. Mr. Gardiner previously served as our Executive Vice President, International Sales from October 2015 to January 2018, Senior Vice President, Sales from July 2013 to October 2015 and Vice President, Sales from November 2007 to July 2013. Prior to joining the Company, Mr. Gardiner worked as Director, Business Development for Motive, Inc., Manager, Business Development for BroadJump, LLC, and in channel business development for Trilogy, Inc. Mr. Gardiner holds an Honours Bachelor of Business Administration from Wilfrid Laurier University.
Jason W. Bliss has served as our Executive Vice President, General Counsel and Secretary since June 2016. Mr. Bliss previously served as our Senior Vice President, General Counsel and Secretary from April 2016 to June 2016, Senior Vice President, Legal Operations and Corporate Development from October 2013 to April 2016, Vice President, Corporate Development from June 2012 to October 2013 and Assistant General Counsel from March 2008 to June 2012. Prior to joining the Company, Mr. Bliss was an associate at DLA Piper LLP (US) specializing in mergers and acquisitions, capital market transactions and technology licensing. Prior to DLA Piper, Mr. Bliss was a technology consultant with Accenture. Mr. Bliss earned a J.D. and an M.B.A. from Duke University and a B.S. in Engineering Science from the University of Virginia.
Woong Joseph Kim has served as our Executive Vice President, Engineering and Chief Technology Officer since July 2017. Mr. Kim previously served as Senior Vice President and Chief Technology Officer from February 2016 to July 2017. Prior to joining the Company, Mr. Kim was the General Manager of Hewlett Packard Enterprise Company’s Transform business unit from November 2014 to February 2016, and the CTO for HP Software’s Application Delivery Management (ADM) and IT operations management businesses from April 2013 to November 2014. Mr. Kim has held other executive leadership roles at General Electric, Berkshire Hathaway and several startups. Mr. Kim holds a Bachelor’s in Computer Science and Criminology and Law Studies from Marquette University.
John Pagliuca has served as our Executive Vice President & General Manager, MSP since January 2019.  From September 2016 to January 2019 he served as our General Manager, MSP.  Mr. Pagliuca joined SolarWinds with our acquisition of LogicNow in May 2016, where he served as Chief Financial Officer from July 2015 to September 2016.  He served as the Vice President of Finance and Operations of GFI Software from February 2013 to July 2015.  Prior to joining GFI Software, he served as the Vice President of Finance and Director of Finance at Airvana. He holds a B.S. in Accounting from Babson College.

EXECUTIVE COMPENSATION
We are an “emerging growth company” under applicable federal securities laws, and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Summary Compensation Table
The following table provides information regarding the compensation earned in 2017 and 2018 by our principal executive officer and our two other most highly compensated persons serving as executive officers as of the end of fiscal 2018. We refer to these executive officers as our “named executive officers” for fiscal 2018.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Kevin B. Thompson	2018	625,000	—	7,341,824	734,063	11,000	8,711,887
President and Chief Executive Officer	2017	625,000	42,188	—	675,000	10,800	1,352,988

J. Barton Kalsu	2018	380,000	—	2,273,600	264,480	11,000	2,929,080
Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	2017	380,000	15,200	—	243,200	10,800	649,200

David Gardiner	2018	370,833	—	2,557,800	322,625	230,390(5)	3,481,648
Executive Vice President, Core IT	2017	325,000	16,250	—	260,000	284,731(6)	885,981

(1)
The amounts reported in this column represent the discretionary amount of annual cash bonuses paid under the Company’s 2017 Executive Incentive Plan. For a detailed discussion of these bonuses, see below under the caption “Narrative Disclosure to Summary Compensation Table—Bonus Plan.”

(2)
The amounts reported in this column relate to grants of restricted stock units and performance stock units and reflect the aggregate grant date fair value of awards using the closing price of a share of common stock on the grant date computed in accordance with ASC Topic 718 assuming the achievement of the performance stock units at the target amounts. The grant date fair value of the awards assuming the achievement of the performance stock units at the maximum amounts would be as follows: Mr. Thompson, $8,810,172; Mr. Kalsu, $2,728,306 and Mr. Gardiner, $3,069,360.

(3)
The amounts reported in this column represent the annual cash bonuses paid under the formulaic calculation of the Company’s Executive Incentive Plan. For a detailed discussion of these bonuses, see below under the caption “Narrative Disclosure to Summary Compensation Table—Bonus Plan.”

(4)	Unless otherwise noted, includes employer contribution to executive officer’s 401(k) retirement plan.

(5)
Includes relocation expenses, expatriate transportation allowance, $11,000 employer contribution to Mr. Gardiner’s 401(k) retirement plan, $11,250 for expatriate utilities allowance, $12,500 for expatriate travel allowance, $22,500 for expatriate schooling allowance, $77,498 for expatriate cost of living allowance and $78,691 for expatriate housing allowance.

(6)
Includes employer contribution to Mr. Gardiner’s 401(k) retirement plan, expatriate transportation allowance, expatriate utilities allowance, expatriate travel allowance, $36,000 for expatriate schooling allowance, $73,998 for expatriate cost of living allowance, and $113,933 for expatriate housing allowance, which is based upon the average conversion rate of British Pounds to U.S. Dollars provided by the Bank of England for the entire year ended December 31, 2017.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
We have entered into employment agreements with each of our named executive officers under which each named executive officer is paid a base salary, eligible for bonus compensation and entitled to certain other benefits. For a description of the material terms of these employment agreements as currently in effect, see below under the caption “Employment Agreements.”
Base Salary
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. Historically, our compensation committee has established the annual base salary rate for each of the named executive officers at a level necessary to retain the individual’s services. Our Chief Executive Officer provided recommendations on compensation arrangements for our executive officers, and also provided input requested by the compensation committee regarding his own compensation. Mr. Thompson was not present during any deliberations related to his own compensation. The compensation committee has historically made adjustments to the base salary rates of the named executive officers upon consideration of any factors that it deems relevant, including, but not limited to, (i) any increase or decrease in the executive’s responsibilities, (ii) the executive’s individual performance, (iii) assessment of professional effectiveness, consisting of competencies such as leadership, commitment, creativity and team accomplishment, (iv) internal parity amongst other leaders in the company and (v) salaries for the comparable leadership position at similarly situated companies, as based on publicly available information or data published in nationally recognized compensation surveys. Based on consideration of these factors, the compensation committee did not adjust the base salaries of Messrs. Thompson and Kalsu from 2017 to 2018 and increased Mr. Gardiner's salary from $325,000 in 2017 to $375,000 in 2018.
Bonus Plan
We provide our named executive officers with an opportunity to receive non-equity incentive payments under our SolarWinds Corporation Bonus Plan, or bonus plan. All employees at the level of Vice President and above who are not on any other sales or commission-based cash bonus plan are eligible to participate in our bonus plan. Participants in our bonus plan earn annual bonuses through achievement of performance targets established by our compensation committee, with the degree of performance achievement determining the bonus amount earned relative to the participant's target bonus amount. Each participant in the bonus plan is assigned a target bonus amount, either as a percentage of base salary or as a specified dollar amount. Participants in the bonus plan generally must be employed on the date the bonuses are actually paid in order to receive payment. The following description sets forth the basic framework for the calculation of bonuses under the bonus plan for 2017 and 2018 but the decision to pay a bonus and the amount of the bonuses paid under the plan was subject to the discretion of our compensation committee.
2017 Bonus Plan
For 2017, the performance measures under the bonus plan were EBITDA, license revenue growth and subscription revenue growth. EBITDA was weighted 50% and each of the two revenue growth measures were weighted 25% in computing the total bonus earned relative to a named executive officer’s target bonus amount. In addition, our compensation committee established a minimum EBITDA threshold that must be achieved for any bonus to be earned except for bonus payments associated with our revenue growth performance above target levels. For 2017, Mr. Thompson’s target bonus amount was 135%, Mr. Kalsu’s target bonus amount was 80% and Mr. Gardiner’s target bonus amount was $325,000.
The 2017 bonuses were paid following a year-end review of the applicable performance criteria. For 2017, the compensation committee exercised its discretion and increased the total amount of the bonus payable to employees participating in the bonus plan to 85% of the eligible employees target bonus amount. The bonus amounts paid to our named executive officers derived from the bonus plan calculation for 2017 are reported in the Summary Compensation Table above in the “Nonequity Incentive Plan Compensation” column. The discretionary bonus amount paid to our named executive officers for 2017 are reported in the Summary Compensation Table above in the “Cash Bonus” column.
2018 Bonus Plan
For 2018, the performance measures under the bonus plan were EBITDA and non-GAAP revenue. EBITDA was weighted 50% and non-GAAP revenue was weighted 50% in computing the total bonus earned relative to a named executive officer’s target bonus amount. The compensation committee established threshold and target amounts for each of the performance measures with the percentage of payout for performance between the threshold and target amounts to be calculated linearly. In addition, our compensation committee established a minimum EBITDA threshold that must be achieved for any bonus to be earned based on non-GAAP revenue and a minimum non-GAAP revenue threshold that must be achieved for any bonus to be earned based on EBITDA. For 2018, Mr. Thompson’s target bonus amount was 135%, Mr. Kalsu’s target bonus amount was 80% and Mr. Gardiner’s target bonus amount was $375,000.

The 2018 bonuses were paid following a year-end review of the applicable performance criteria. The EBITDA target was achieved at 100% and the non-GAAP revenue target was achieved at 99% resulting in the total amount of the bonus payable to employees participating in the bonus plan to 87% of the eligible employee’s target amount. The bonus amounts paid to our named executive officers derived from the bonus plan calculation for 2018 are reported in the Summary Compensation Table above in the “Nonequity Incentive Plan Compensation” column. For 2018, the compensation committee did not exercise its discretion to modify the total amount of the bonus payable to employees participating in our bonus plan to a different amount than the amount derived from the formulaic calculation established by the compensation committee for 2018 under our bonus plan.
Long-Term Incentive Equity
From the Take Private in February 2016 until our IPO in October 2018, we offered long-term equity incentives to our named executive officers through the opportunity to purchase shares of restricted stock under the SolarWinds Corporation Equity Plan, or 2016 Plan. In March 2018, we made equity grants under our 2016 Plan to certain members of our senior management team, including each of our named executive officers. In March 2018, Mr. Thompson purchased 105,500 shares of restricted stock, Mr. Kalsu purchased 41,500 shares of restricted stock and Mr. Gardiner purchased 90,000 shares of restricted stock under our 2016 Plan. The shares of restricted stock purchase by our named executive officers in March 2018 vest annually over four years with 25% vesting on each anniversary of March 20, 2018, subject to the named executive officer’s continued employment through each applicable vesting date. The unvested shares of restricted stock held by our named executive officers is subject to repurchase by us upon termination of employment at the lesser of fair market value and original purchase price of such stock.
In October 2018 in connection with our IPO, our board of directors adopted, and our stockholders approved, the SolarWinds Corporation 2018 Equity Incentive Plan, or 2018 Plan. We now offer long-term equity incentives to our named executive officers through equity awards under our 2018 Plan. In October 2018 in connection with the completion of our IPO, we made equity grants under our 2018 Plan of restricted stock units, or RSUs, and performance stock units, or PSUs, to certain of our employees, including our named executive officers. In October 2018, we granted Mr. Thompson 310,000 RSUs and 206,666 PSUs; Mr. Kalsu 96,000 RSUs and 64,000 PSUs; and Mr. Gardiner 108,000 RSUs and 72,000 PSUs. The RSUs granted to our named executive officers in October 2018 vest annually over four years on each anniversary of October 23, 2018, which was the date of the completion of our IPO, subject to the named executive officer’s continued employment through each applicable vesting date. The PSUs granted to our named executive officers in October 2018 vest over a three-year period based on the achievement of specified performance targets for the fiscal year ended December 31, 2019, subject to the named executive officer’s continued employment through each applicable vesting date. Based on the extent to which the performance targets are achieved, vested shares may range from 0% to 150% of the target award amount. The number of PSUs set forth for each of the named executive officer’s above is at the target award amount.
The aggregate grant date fair value of the equity awards made to our named executive officers in 2018 are reported in the Summary Compensation Table above in the “Stock Awards” column. For information regarding outstanding stock awards held by our named executive officers at December 31, 2018, see the table under “Outstanding Equity Awards at December 31, 2018.”
Other Compensation Elements
Our named executive officers are eligible to participate in standard employee benefit plans, including medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and any other employee benefit or insurance plan made available to similarly located employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code, under which employees, including our named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. For more information, see “Benefit Plans—401(k) Plan.”

Outstanding Equity Awards at December 31, 2018
The following table sets forth information regarding outstanding stock awards held by our named executive officers at December 31, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(2)
Kevin B. Thompson	495,000	(4)	6,845,850	—		—
	105,500	(5)	1,459,065	—		—
	310,000	(6)	4,287,300	—		—
	—		—	495,000	(7)	6,845,850
	—		—	206,666	(8)	2,858,191
J. Barton Kalsu	115,500	(4)	1,597,365	—		—
	41,500	(5)	573,945	—		—
	96,000	(6)	1,327,680	—		—
	—		—	115,500	(7)	1,597,365
	—		—	64,000	(8)	885,120
David Gardiner	105,000	(4)	1,452,150	—		—
	90,000	(5)	1,244,700	—		—
	108,000	(6)	1,493,640	—		—
	—		—	105,000	(7)	1,452,150
	—		—	72,000	(8)	995,760
________________

(1)	The stock awards reported in this column represent the unvested portion of outstanding restricted stock awards or restricted stock units subject to time-based vesting conditions.

(2)	Calculated based on the closing price of our common stock as listed on the NYSE on December 31, 2018, which was $13.83 per share.

(3)	The stock awards reported in this column represent the unvested portion of outstanding restricted stock awards and performance stock units subject to performance-based vesting conditions.

(4)
Represents unvested portion of restricted stock award that vests in equal annual installments over five years on each anniversary of February 5, 2016, subject to continued employment through each applicable vesting date. Our named executive officers paid a purchase price of $0.2706 per share. The unvested shares of restricted stock held by our named executive officers is subject to repurchase by us upon termination of employment at the lesser of fair market value and original purchase price of such stock.

(5)
Represents unvested portion of restricted stock award that vests in equal annual installments over four years on each anniversary of March 20, 2018, subject to continued employment through each applicable vesting date. Our named executive officers paid a purchase price of $2.10 per share.

(6)	Represents restricted stock units that vest in equal annual installments over four years on each anniversary of October 23, 2018, subject to continued employment through each applicable vesting date

(7)
Represents unvested portion of restricted stock award that vests in equal annual installments over five years after the end of each of fiscal years 2016 through 2020 provided that specified performance targets set by our board of directors are achieved for the applicable fiscal year, subject to continued employment through each applicable vesting date. Our named executive officers paid a purchase price of $0.2706 per share.

(8)
Represents performance stock units at target amounts to be earned based on performance against specified performance targets set by our board of directors for fiscal year 2019. Earned performance stock units vest in equal annual installments on each of the date that our compensation committee certifies that the applicable performance measures have been achieved, February 1, 2021 and February 1, 2022, subject to continued employment through each applicable vesting date.

Employment Agreements
The following summarizes employment agreements with our named executive officers as currently in effect. The following descriptions of the terms of the employment agreements with our named executive officers are intended as a summary only and are qualified in their entirety by reference to the employment agreement filed as an exhibit to this registration statement.
Kevin B. Thompson is party to a second amended and restated employment agreement with us effective as of September 30, 2016. This employment agreement has no specific term and constitutes at-will employment. Mr. Thompson’s annual base salary for the years ended December 31, 2017 and December 31, 2018 was $625,000. His salary is reviewed annually and is subject to change from time to time by our board of directors in its discretion. Mr. Thompson is also eligible to receive an annual bonus based upon the achievement of business metrics established by our board of directors and individual performance factors mutually determined by Mr. Thompson and our board of directors. Mr. Thompson’s target bonus for the years ended December 31, 2017 and December 31, 2018 was 135% of his base salary and is subject to review and change from time to time by our board of directors in its discretion. Mr. Thompson is also entitled to participate in all employee benefit plans and vacation policies in effect for our employees.
Pursuant to his employment agreement, in the event that Mr. Thompson’s employment is terminated by us without cause, as such term is defined in his employment agreement, or as a result of a constructive termination, as such term is defined in his employment agreement, and not during the 12-month period after a change of control, we will be obligated to (i) pay him a lump-sum cash severance payment equivalent to 18 months of his then-current base salary and (ii) reimburse on a monthly basis his and his dependents’ health and dental care continuation premiums for 18 months. If Mr. Thompson’s employment with us is terminated by us without cause or in the event of a constructive termination during the 12-month period after a change of control, we will be obligated to (i) pay him a lump-sum cash severance payment equivalent to 24 months of his then-current base salary and (ii) reimburse on a monthly basis his and his dependents’ health and dental care continuation premiums for 24 months to the extent that he is eligible for and elects such continuation coverage. In addition, after any termination by us of Mr. Thompson’s employment without cause or in the event of a constructive termination, we will be obligated to pay him any earned but unpaid bonus payments for the year in which the termination occurs, on a pro rata basis, as determined by our board of directors and specified in the employment agreement. These severance benefits are contingent on Mr. Thompson’s general release of claims against us and subject to Mr. Thompson’s compliance with certain confidentiality, non-compete and non-solicitation obligations. In addition, in the event of a change in control and provided that Mr. Thompson is still employed by us, 100% of Mr. Thompson’s unvested restricted stock purchased in connection with his entry into his employment agreement will become vested in full.
J. Barton Kalsu is party to an amended and restated employment agreement with us effective as of April 27, 2016. This employment agreement has no specific term and constitutes at-will employment. Mr. Kalsu’s annual base salary for the years ended December 31, 2017 and December 31, 2018 was $380,000. His salary is reviewed annually and is subject to change from time to time by our board of directors in its discretion. Mr. Kalsu is eligible to participate in our bonus plan applicable to employees in his position based on upon the achievement of business metrics established by our board of directors and individual performance factors mutually determined by Mr. Kalsu and our chief executive officer. Mr. Kalsu’s target bonus for the years ended December 31, 2017 and December 31, 2018 was 80% of his base salary and is subject to review and change from time to time by our board of directors in its discretion. Mr. Kalsu is also entitled to participate in all employee benefit plans and vacation policies in effect for our employees.
Pursuant to his employment agreement, in the event that Mr. Kalsu’s employment is terminated by us without cause, as such term is defined in his employment agreement, or in the event of a constructive termination during the 12-month period after a change of control, Mr. Kalsu will be entitled to receive (i) a lump-sum cash severance payment equal to 12 months of his then-current base salary, (ii) any earned but unpaid incentive compensation payments, (iii) reimbursement of the health and dental care continuation premiums for Mr. Kalsu and his dependents for a period of 12 months, to the extent that Mr. Kalsu is eligible for and elects such continuation coverage, and (iv) any payments that would be due to Mr. Kalsu upon the vesting of the contingent right to receive a cash amount equal to the per-share merger consideration received by stockholders in the Take Private, less required withholdings and deductions, into which the unvested restricted stock units held by Mr. Kalsu converted in connection with the Take Private within six months of his termination. These severance benefits are contingent on Mr. Kalsu’s general release of claims against us and subject to his compliance with certain confidentiality, non-compete and non-solicitation obligations.
David Gardiner is party to an employment agreement with us effective as of October 15, 2015, which agreement was amended effective as of April 27, 2016. Mr. Gardiner is also party to a letter of assignment with us, effective as of July 1, 2017, relating to his posting in our United Kingdom office. We refer to the employment agreement, as amended, and the letter of assignment collectively as Mr. Gardiner’s employment agreement.
Mr. Gardiner’s employment agreement has no specific term and constitutes at-will employment. Mr. Gardiner’s annual base salary was $325,000 from January 1, 2017 until February 1, 2018 and increased to $375,000 as of February 1, 2018. His salary is reviewed annually and is subject to change from time to time by our board of directors in its discretion. Mr. Gardiner is eligible to participate in our executive bonus plan. Mr. Gardiner’s target bonus from January 1, 2017 until February 1, 2018 was $325,000 annualized and increased to $375,000 annualized as of February 1, 2018 and is subject to review and change from time to time by our board of directors in its discretion. His target bonus for the full year ended December 31, 2018 was pro-rated based on these amounts. While he is on assignment in our United Kingdom office, Mr. Gardiner is entitled to certain specific benefits and allowances based on his expatriate status in order to provide an equalization of his income while working in the United Kingdom. These benefits and allowances include participation in a specific expatriate health insurance plan, a housing allowance of up to £7,500 per month, a schooling allowance of $3,000 per month, a living allowance of $10,333 per month, a transportation allowance of $1,000 per month, a utilities allowance of $1,500 per month, a travel allowance of $5,000 per quarter, equalization of Mr. Gardiner’s tax liability, and reimbursement of early-return expenses in the event that we terminate Mr. Gardiner’s overseas assignment before August 31, 2018. Amounts paid under these allowances will be based on actual expenses.

Pursuant to his employment agreement, in the event that Mr. Gardiner’s employment is terminated by us without cause, as such term is defined in his employment agreement, or in the event of a constructive termination within 12 months after a change of control, Mr. Gardiner will be entitled to receive (i) a lump-sum cash severance payment equal to 12 months of his then-current base salary, (ii) any earned but unpaid incentive compensation payments, (iii) reimbursement of the health and dental care continuation premiums for Mr. Gardiner and his dependents for a period of 12 months, to the extent that Mr. Gardiner is eligible for and elects such continuation coverage, (iv) any payments that would be due to Mr. Gardiner upon the vesting of the contingent right to receive a cash amount equal to the per-share merger consideration received by stockholders in the Take Private, less required withholdings and deductions, into which the unvested restricted stock units held by Mr. Gardiner converted in connection with the Take Private within six months of his termination, and (v) immediate and full vesting of all of his outstanding equity awards. These severance benefits are contingent on Mr. Gardiner’s general release of claims against us and subject to his compliance with certain confidentiality, non-compete and non-solicitation obligations.

Director Compensation Table
The following table provides information regarding the compensation paid to our non-employee directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Marcel Bernard(4)	—	—	100,000	100,000
Michael Bingle	11,209	459,990	—	471,199
William Bock	18,852	459,990	—	478,842
Seth Boro	11,974	459,990	—	471,964
Robert Calderoni(5)	—	—	16,657	16,657
Paul J. Cormier	11,209	459,990	—	471,199
Kenneth Hao	11,974	459,990	—	471,964
Michael Hoffmann	10,190	459,990	—	470,180
Catherine R. Kinney	16,304	459,990	—	476,294
James Lines	12,738	459,990	100,000	572,728
Jason White	12,738	459,990	—	472,728
________________

(1)
The amounts in this column represent the pro rata amounts paid to our non-employee directors for the period from October 18, 2018 to December 31, 2018 under our non-employee director compensation policy, which is further described below under the caption “Narrative Disclosure to Director Compensation Table—Non-Employee Director Compensation Policy.”

(2)
The amounts reported in this column reflect the aggregate grant date fair value of restricted stock units using the closing price of a share of common stock on the grant date computed in accordance with ASC Topic 718. The restricted stock units were granted under our non-employee director compensation policy in connection with the completion of our IPO as further described below under the caption “Narrative Disclosure to Director Compensation Table—Non-Employee Director Compensation Policy.” The number of shares of common stock underlying outstanding stock awards held by each of our non-employee directors as of December 31, 2018 are as follows:

Director Name	Outstanding Stock Awards
Marcel Bernard	21,667
Michael Bingle	30,666
William Bock	30,666
Seth Boro	30,666
Robert Calderoni	—
Paul J. Cormier	30,666
Kenneth Hao	30,666
Michael Hoffmann	30,666
Catherine R. Kinney	30,666
James Lines	52,333
Jason White	30,666

(3)	Represents compensation paid pursuant to consulting agreements further described below under the caption “Narrative Disclosure to Director Compensation Table—Consulting Agreements.”

(4)	Mr. Bernard resigned as a director in October 2018.

(5)	Mr. Calderoni resigned as a director in January 2018.

Narrative Disclosure to Director Compensation Table
Prior to our IPO, we did not historically pay any cash or equity compensation to our directors for their services as directors or as members of committees of our board of directors. However, we had entered consulting agreements with certain of our directors described below under the caption “Consulting Agreements.” In connection with our IPO, we adopted a non-employee director compensation policy described below under the caption “Non-Employee Director Compensation Policy.”
Consulting Agreements
Prior to our IPO, we entered into consulting agreements with certain of our directors and former directors pursuant to which each such director was entitled to receive a cash fee of $100,000 per year and the right to purchase 50,000 shares of restricted stock at fair market value, which shares vest over a period of five years in the following manner: 20% vest on the first anniversary of the director’s appointment date, and the remaining 80% vest in monthly 1/48 installments over a period of four years.
Non-Employee Director Compensation Policy
In October 2018, our Compensation Committee recommended, and our Board approved, a director compensation policy for all non-employee directors effective October 18, 2018, as follows (all retainers are annual amounts paid quarterly):

General Board member retainer	$50,000
Lead Independent Director retainer	$20,000
Audit Committee Chair retainer	$25,000
Compensation Committee Chair retainer	$17,500
Nominating and Governance Committee Chair retainer	$10,000
Audit Committee member retainer	$12,500
Compensation Committee member retainer	$8,750
Nominating and Governance Committee member retainer	$5,000
Initial equity grant	$460,000 value (100% restricted stock units) (1)
Annual equity grant (2)	$210,000 (100% restricted stock units)(3)

(1)
For non-employee directors in office upon the closing of our IPO, the number of restricted stock units was calculated using our IPO price of $15.00 (prior to underwriting discounts). For non-employee directors appointed after the closing of our IPO, the number of restricted stock units granted will be calculated using the closing price of one share of our common stock on the grant date. The awards vest annually over four years with 25% of the restricted stock units vesting on each anniversary of the grant date, subject to continued service through each applicable date, unless otherwise determined by the Board and set forth in the grant agreement between the non-employee director and the Company.

(2)
The annual equity grant is awarded to continuing directors on each date of the Company’s annual meeting of stockholders if, as of such date, a director has served on the Board for at least the preceding six months.

(3)
The number of restricted stock units granted will be calculated using the closing price of one share of our common stock on the grant date. The award will vest 100% on the one-year anniversary of the grant date, subject to continued service through such date.

Limitations of Liability; Indemnification of Directors and Officers
Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Delaware law, our charter and bylaws provide that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law, such protection would be not available for liability:

•	for any breach of a duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper benefit; or

•
for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL.

Our charter and bylaws also provide that if Delaware law is amended after the approval by our stockholders of the charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.
Our charter and bylaws further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also authorize us to indemnify any of our employees or agents and authorize us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.
In addition, our bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the bylaws are not exclusive.
The limitation of liability and indemnification provisions in our charter and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in material claims for indemnification. We believe that our indemnity agreements and our charter and bylaws are necessary to attract and retain qualified persons as directors and executive officers.
Indemnity Agreements
We have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each such director and executive officer to the fullest extent permitted by Delaware law and our charter and bylaws for expenses such as, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.
Compensation Committee Interlocks and Insider Participation
Messrs. Bock, Boro and Hao served as members of the Compensation Committee in 2018. None of the members of the Compensation Committee has at any time been one of our officers or employees. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.
Compensation Policies and Practices and Our Risk Management
We believe that our compensation policies and practices for all employees, including our named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. Specifically, the Compensation Committee believes that the balanced utilization of the various elements of the Company’s executive compensation program:

•	Supports the achievement of revenue growth, earnings and cash performance in variable economic and industry conditions without undue risk; and

•
Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of the Company’s long-term business strategy and harm stockholder value.

Trading Plans
We have authorized our executive officers to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer designated by us. These trading plans are structured to comply with the requirements of Rule 10b5-1 under the Exchange Act. Additionally, all transactions under the trading plans must be structured so that the executive officer adopting the trading plan maintains compliance with transfer restrictions applicable to our executive officers under our stockholders’ agreement. Once a plan is adopted, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he amends or terminates the trading plan during a trading window. The purpose of such plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the officer would be unable to sell our common stock because material information about us had not been publicly released. As of the record date, all of our executive officers had an active trading plan although no trades will occur under the trading plans until following the expiration of the lock-up period under the lock-up agreements entered into between our executive officers and the underwriters of our IPO.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.
We will pay all expenses in connection with the solicitation of proxies for the annual meeting. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities.
Accompanying this proxy statement and posted on our website with this proxy statement, is our 2018 Annual Report. A copy of our 2018 Annual Report, as filed with the SEC, is available free of charge on the “Investors” portion of our website at www.solarwinds.com.
The Board of Directors of SolarWinds Corporation
Austin, Texas
April 5, 2019

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SWI2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E70795-P21542	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of directors

Nominees:

	01)	Kevin B. Thompson
	02)	William Bock
	03)	Seth Boro
	04)	Kenneth Hao

The Board of Directors recommends that you vote FOR the following proposals:							For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2019 fiscal year.						☐	☐	☐

NOTE:		In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E70796-P21542

SOLARWINDS CORPORATION
Annual Meeting of Shareholders
May 16, 2019 9:00 AM, Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kevin B. Thompson and J. Barton Kalsu or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SOLARWINDS CORPORATION that the shareholder(s) are entitled to vote at theAnnual Meeting of Shareholder(s) to be held virtually at www.virtualshareholdermeeting.com/SWI2019 at 9:00 AM, Central Time on May 16, 2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side